Exhibit 99.1

Vantage Energy Acquisition Corp. (VEAC)

Transaction Announcement Conference Call

November 7, 2018

11:00 AM EASTERN STANDARD TIME

Operator

Thanks everyone for joining the Transaction Announcement Call for Vantage Energy Acquisition Corporation. At this time, all participants will be placed in a listen-only mode as our call is being recorded, Mr. David Wolf, CFO of Vantage, will begin the introduction.

David Wolf, Chief Financial Officer

Good morning. This is David Wolf and I would like to thank you all for joining. We would like to take this opportunity to discuss Vantage Energy Acquisition’s $1.65 Billion acquisition of Williston Basin Assets from QEP Resources to form Publicly Traded Vantage Energy Inc. This morning we filed the announcement and 8-K which included the press release, and investor presentation – this information and other updates will be available via the SEC or on Vantage’s website, located at www.vantageenergy.com.

Before we begin, I’d like to remind you that our remarks contain forward-looking statements and we refer you to the slide 2 and 3 of the presentation and to our press release for a detailed discussion of these forward-looking statements and associated risks.

With that, I’d like to present today’s speaker, Roger Biemans, the Chairman, CEO and President of Vantage Energy Acquisition Corp. At this time, I will turn it over to Roger.

Roger J. Biemans, Chairman, CEO and President

Thank you, David and good morning everyone. I’m going to be flipping through the presentation that has been posted on our website, VantageEnergy.com, and also include in the 8-K information. Hopefully, folks have that to follow along. As David mentioned, the acquisition is 1.65 billion dollars in cash with an effective date of July 1, 2018. As a result of free cash flow between July 1, 2018 and our expected closing late in first quarter or early second quarter of 2019 we expect the closing cost to be approximately 1.39 billion dollars.

The asset is very heavy weighted to liquids, approximately 84 percent on a volume basis, 95 percent on a revenue basis. Our business plan strategy for the company and the assets require [unintelligible] to be a compelling investment for investors and as a result of our ability to generate free cash flow yields that will be in the ten to twenty percent per year range on top of a production growth of five to ten percent, and our intent is to initiate a dividend at the time of our closing equivalent to 2.5 percent yield. We have significant bolt-on opportunities that exist and will talk a bit more about the use of that free cash flow in a little bit.

The third bullet on the fourth page is referencing our capitalization. We will have a 1.3 billion dollar credit facility made up of a 400 million bond, or our intention to do a bond, as well as a 900 million revolver. So, out of the gate, that puts debt at less than 1.5 times 2018 EBITDA multiple and our intentions are to continue to have a very conservative balance sheet.

On to the asset, the next page. Some of the highlights here, 2019 EBITDA based on consensus pricing is just over 400 million dollars. Our cumulative free cash flow for the two and a half years, over 600 million dollars and as I mentioned the revenue by commodity is 95 percent liquids, 88 percent oil. In terms of the assets, over 100,000 acres located in the core of the Williston Basin, Bakken play.

We reference the position as two different blocks. The western block is shown on the map is what is what is referred to as Antelope and the eastern block is FBIR which is the Fort Berthold Indian Reservation block of land. The Missouri River runs through that block of land. The red dotted line is the extent of the Indian Reservation and the capitalization plan is shown there in the inset on that map for your reference.

Next page is basically is a scorecard of what we told investors on our road show when we initiated the IPO and how we think this particular opportunity checks the boxes against those criteria. Maybe point out a couple of things on this particular slide, the middle box we talk about a turnkey asset with strong existing operating team that goes to repeatability. We’re going to hit the ground running. The team that is currently operating the asset is made up of about 150 folks. Our plan is to engage with those folks as early as later this week and into next week and get them fully into embedded into our business plan and we are working with QEP. Again, to hit the ground running and actually stand up a rig early in 2019.

The last point on the high growth potential mentioned already is that the EBITDA that we’re expecting to be generating from this project and reference the growth of five to ten percent per year are modeled 2019 to 2020 growth rate is actually nine percent and we’ll talk on the next page which up to now what we characterize as lower risk upside to the PDP case. Or, sorry the proved developed.

So, this slide seven is referenced a make-up an inventory of the asset. The acquisition is largely underwritten by the value of the producing developed asset, so that these bars are for illustration purposes and not to scale. Over 80 percent of the acquisition price is underwritten by PV-10 of that developed wedge.

We put together a detailed engineering plan for the asset, and which is reflective of the next set of boxes that you see on this slide. The dotted line demarcates what we have included in our modeled, or maybe refer to it as the underwriting case, and to the right are those things that we have identified as upside that we fully expect to be investing capital on in the next couple of years, but because they were less certain we decided not to include them in our model. So, really quickly to go through each of these. Under the model category see what is referenced as drilling and refrac program. The table below these boxes reflect the gross and net locations that make up each of those particular categories and so this is all, again has been engineered actually from the ground-up, starting from the resource oil in place and what we believe is the very fair development profile.

So, the drilling and refract program consists of what we think of as three separate buckets. Parent locations, so what we call parent locations are those wells that exist where there is a spacing unit where there has not been at least four wells per section, or mile, drilled basically the equivalent to 1320 foot spacing. And that’s about a third of that value of that second bucket is what we refer to as infill locations, so as a result of the development of this project over the years and the completions that were utilized over that period of time there are a number of DSUs that have a significant amount of exploitable oil in place that provide us the opportunity to drill additional locations and in both the Bakken and Three forks formations and again that’s about a third of that inventory.

The last bucket is refrac locations. Similarly, to what I just referenced the initial completions were typically done with what today would be referred to as low-intensity fracture stimulation. QEP and others in the basin have really substantiated the compelling economics of refracing some locations, so again we’ve engineered that based on a very specific screening criteria. And so in aggregate that represents 419 gross, 232 net locations and again between the developed and that group of locations represents what we have put together, again as the underwriting case. And for reference, this evaluation is we have, we’ve looked at about 50 projects over the last year and a half and on a very consistently, when we model an opportunity what we are looking for is an opportunity for us to double the net asset value over time, or equivalent of basically double the share price, and so that’s what this model here was built on and exceeded that criteria and one of the reasons we’re so excited is the additional upside that exists even beyond that.

I’ll go over really quickly through these next four upside boxes. So, the next one, non-op drilling and refrac is simply the same technical criteria, we just differentiated operated versus non-operated. So, we didn’t include any non-operated infill or refracs in the underwriting case. That’s simply because the JOAs typically don’t allow for independent operations notices, so it wasn’t so much a question of if it gets done, it’s just when. Not being the operator, we have less influence on the timing of it, so for that reason we separated it from the underwriting case.

The next couple of buckets are, call it delineation extension. In this context it’s really an extension of the economics that underly what has really been a delineated part of the reservoir. So, what we refer to as FBIR Extension are basically the eastern extension of the FBIR simply where there has not been wells drilled with modern day completions. So there have been wells drilled, and as an example the pic that we would use based on the technology employed of the day would have been in the order of 50 barrels of oil per foot of lateral length for EUR. By analog we believe with modern day stimulation drilling completion practices we believe that same area will generate 75 barrels of oil or 50 percent improvement in EUR and productivity goes from not very interesting economics, or at least as how we think about it, to something that is very competitive. And so that’s the makeup of the next couple of boxes.

And the last one, lateral length optimization, that’s simply when we put together our drilling program that’s in our model case, we for the new locations, we provided for a 500 foot lease setback so that the toe and the heel of the horizontal locations, we discounted 500 feet on each end. So, for a two-mile lateral that’s basically a 1,000 foot of lateral that was not assumed in our underwriting base and all this block represents is reducing that setback to 100 feet, which a good portion of the real estate has already been spaced there, but again because it does require some regulatory approval to get that exception to what is the field rule we put it into this other bucket. But again, from a technical perspective we view that as being low risk and it is just a question of getting through the regulatory situation.

The next page is kind of the thesis for our investment. Free cash flow represented by the left set of bars, I’ll show you what we expect for 2019 and 2020 and then the respective uses of that free cash flow. As I mentioned out of the gate our intention is to start with the dividend at 25 cents per share or equivalent to a two and a half percent yield and our expectation is to grow that significantly over time. The board had been very comfortable that was a good starting point and once we get a couple of quarters under our belt, we fully expect to see that number increase significantly.

Going around the horn, this is order of priority by the way. Share buybacks will have an opportunity, we really like this this asset and the growth story as I mentioned, the underlying net asset value, to grow that, is very compelling and should the market be slow in recognizing that we are very comfortable in buying back shares and we’ll have the financial wherewithal to do that and do that very aggressively.

The next use of capital is additional drilling and refracs that really is focusing capital on what I was referring to as upside, low risk upside, what I just went through, our plan really is as we consume inventory out of that first bucket of modeled inventory, we would expect to replace that inventory with these upside categories and we certainly have the opportunity either to be added on the back end and certainly will have the flexible to toggle-up, or a lot of flexibility to increase our productivity, production rates, if we’re so inclined. But again, we like the idea of long and steady growth profile and happy with a five to ten percent growth model.

And, then lastly accretive bolt-on, multiple opportunities exist in this basin, small and large alike, that I think we are a natural consolidator, but very strong focus on that accretive. Again, for the same reason I mentioned before with regard to the share buyback, we like our underlying asset and value accretion story and we are not about to mess that up. And, so we will be very disciplined about bolt-ons and opportunistic.

The next page is a very fine picture of David and I. I tried to make these as small as I possibly could in this chart, but the key point of this slide is the combination of very experienced management team along with the operating presence of QEP and the rest of the Vantage team that exists today. I mentioned that we are going to hit the ground running with this asset.

Next couple slides really talk about the repeatability quality of the play. Page 10 is a map showing basically the hotter colors are higher flow rates and colder colors lower and hopefully you can see fairly readily that we are in the core of the Williston Basin. Where we are may be a little hard to see but in the blow-up version you see that Antelope Area highlighted in the Fort Berthold, just for reference, our inventory that we talked about is a little hard to see but most of the inventory that we are carrying is west of the river which is the gold-tan line that runs kind of through the middle of that FBR block. So there is a good portion of, I would say half of the real-estate in Fort Berthhold we actually do not carry inventory in either the base or the upside cases that we just went through. Certainly, the hydrocarbon does exist out there but, again, we were not confident to talk about that potential for inventory at this point in time, but certainly the hydrocarbons certainly exist. You’re getting less thermally mature as you move out of the Basin and move East. But certainly, there is oil to be had out there and it is a question of does it compete for our dollars is why we have excluded it from our inventory.

The next chart is really about the quality of the wells that have been drilled, recently. The lower left chart is reflective of a series of wells that QEP drilled labelled as Vantage Energy in McKenzie County. We see that the performance of those eight wells against other leading counties across the country – Eagle Ford and Permian and how good these wells really are. The other couple points being made on this slide is this basin is seeing a bit of a resurgence as a result of what has been, on a relative basis, slower adaptation at modern-day completion and so the rate of change of well performance has been higher which has manifested itself through the increased rig count. So that is really the opportunity that we are able to take advantage of either in the re-fracs or in the new wells to deploy that new technology to get some very compelling economics.

The next slide, if I had more time, I would actually spend a lot more time on it, but without being able to point to individual slides, it’s a little hard to make too much of a point. But it reiterates the prospectivity of increased completion intensity over time and that points to the refracs.

The next slide, page 13 I’m on, is reflective of the inventory we’re carrying as a reference the three buckets of locations of parent, infill and refracs and the economics for all three are very similar and you see there the production forecast that we utilize, three type-curves and the key inputs in terms of capital costs. This is for really simple, high-level return premises you guys can do that, or you all can do that math on the F&D on a net basis just for reference our NRIs, our royalties are around 20 percent so think about in terms of 80% are NRI. So, the F&D ends up being around $10 a barrel for each of these three buckets and that’s against a netback you see there on the right part of that chart in the order of in 2018 it was $36. In 2019 it will be a little lower but at $3 it basically equates to a recycle ratio of three times, which in very simple terms will hopefully demonstrate how competitive it is against other plays.

Page 14, I’ll leave for your own reference but it’s a placeholder and those of you that follow the basin will recognize some of the best wells in the country are being drilled in this basin. And are reflected in the ZIP code in and around us in the Williston Basin.

Flipping to the next page is the EBITDA comps that we have pulled from the comp universe that we think is relative on an investment comparison basis. The last three charts are EV debt adjusted EV to EBITDA ratios and we show there the third quarter of 2018 annualized. That’s actual data. Obviously when you move down to ‘19 it all becomes a little more subjective subject to the analyst so, on a relative basis, we think this, on these metrics alone, we think we have a very competitive opportunity but unfortunately we’re not able to give you the real story, which is a comparison NAV which is what really underpins this evaluation compared to others. Hopefully, with more time as we get a chance to reach out to all of you, we’ll have a chance to talk about that more and how it really separates the value proposition against our peers.

This next slide is really a synopsis of that free cash flow compared to that same peer group; most of which don’t have any free cash flow yield, but you see there that we stand apart on that period that’s shown there and augment that, or add to that, the fact that we’re paying a dividend I think speaks to the confidence that we have in the, in that sustainability of that particular free cash flow and we think is differential, which is the point of the next slide.

You may have seen it with other presentations, but, us, like everyone else says “we’re one of a kind, there isn’t a better deal to be had,” but we really think that this is differential. Our story, for the reasons I’ve talked about.

The next slide is an attempt to demonstrate the opportunity for bolt-ons. Probably for those of you that aren’t familiar with the basis these names probably don’t mean a lot. The punchline here is that there is a number of opportunities that are currently in the marketplace for sale and they have struggled to clear for various reasons, some of which is related to size, like the QEP opportunity, and where there are just very limited buyers that can, like we’re able to do here, step up and pay the dollars necessary to extricate that asset from what is typically and undercapitalized current owner.

The next slide, there is, those of you that follow the Williston, there has been a lot of concern, and rightly so, in terms of recent blow-out in basis in differentials. We’re trying to show here, and make a point of, is how well QEP has actually done in terms of their realizations and that its actually important fact compared to their net-backs shown in an earlier slide that QEP’s realization is really a combination of their gathering and percentage of oil processing deals where their netbacks are higher than other players in the basin. As well, in terms of the future differentials, the bottom left graph is illustrative of, it’s pulled from the North Dakota Pipeline Authority and it’s trying to reflect or show the production profile of the basin against various take-away scenarios. All of the individual colored items are pipes and where the grey is rail and the black dotted line is the production from North Dakota. And you see, going back to 2014, 2015, almost half of the oil being moved from the basin, close to half a million barrels a day, was rail. There was a new pipeline installed, put in service, in 2017 called DAPL, Dakota Access Pipeline, that is the orange wedge you see there. So that reduced the requirement for rail and into a pretty premium market to today where the barrel is again starting to get cleared through rail. That takes a little time to shift, because it’s obviously a lot of infrastructure requirements. As we look at the fundamentals they’re in, you look at rail cost to the East or West Coast that commands basically the Brent price is offset by about a Brent price being 8 to 10 dollars ahead of WTI against a rail cost that is in the order of 10 to 12 dollars. And so, once that system starts to equalize the differentials from a fundamentals perspective, we believe, will be in 1 to 3 dollar range, is where fundamentally it should shake out.

The next slide is the projections for 2019-20. For our model we have modeled out essentially a equivalent of one net rig over the development life and the equivalent of four refracs a month. That equates to something in the order 250 to 300 million dollars a year of capital. The corresponding EBITDA and the resulting free cash flow numbers are all shown on this page and for 2019, assuming a 10-dollar stock price, that is a 16 percent free cash flow yield in 2020 generates 22 percent.

Next couple slides are endorsements of both NGP as a sponsor and myself, my background. This slide, 21, is actually a synopsis of why I chose to team-up up with NGP and decided to do a SPAC and talked to a few different folks and felt very comfortable with NGP as the right fit because of their experience in the public markets and, quite frankly, a very successful track record. Like me, they were very discerning about the projects that they would be prepared to put into public markets.

Next page is a little bit about my track record. I’m not going to talk about that. Let’s come to Denver and we can have a beer and I’ll be happy to talk about it, more. The next slide is a reiteration of the investment thesis and so I’m going to skip over that and turn it over to David and he can talk in a bit more detail about the sources and uses and the financial model.

David Wolf, Chief Financial Officer

Thanks Roger, on page 25 sources and uses pro-forma valuation. I would direct you to the middle section to the left which shows the 1.6 billion dollar purchase price, 322 million of free cash flow from the effective date to a March close. That’s fees and overhead reimbursement for cash to seller that’s 1.382 billion dollars. Reference that number in comparison to our full [unintelligible] financing, committed financing of 1.3 billion and an equity contribution of 745 million. This is a very well capitalized company with 650 million of liquidity. In the lower left, the post transaction ownership of 64 percent public investors and NGP ownership is comprised of NGP Vantage Class B shares plus incremental investment from NGP shows strong support for this transaction of 185 million dollars.

On the right is the pro-forma valuation illustrating the consensus EBITDA numbers and very attractive forward multiples of 3.6 and 3.2 times, respectively, for 2019 and 2020. Turning to the next page, the Vantage financial projection, on the left we see the price-premise differentials that Roger has referenced and our anticipated rig-schedule as well as the G&A cost-structure that we’ve put on the asset consistent with historical. These historical numbers on the right are based on LOS from the asset purchased through the full-year 2017 and the six-month annualized 2018. We’ve applied our estimate of G&A and interest to these numbers as you can tell, we illustrate robust free cash flow. The 2019 and 2020 estimates are, again, based on consensus commodity prices, as Roger discussed, the outputs to our financial model are based on Vantage ground-up detailed valuation. In 2019 and 2020 we project over 330 million of free cash flow with an enviable balance sheet.

The last slide on page 27, ownership at varying prices, shows a NGP from 10 to 20 dollars a share. You can see in the middle section warrant coming into the money over 11.50. You can also see the year, now, and the price hurdles at 12 and 15. Again, the pro-forma ownership is at the bottom.

Lastly, the transaction timeline. We would expect to file our preliminary proxy materials with the SEC in December record date for shareholders in February as well as mailing the final proxy and a close in March after shareholder vote.

Roger Biemans

So, with that, that concludes our meeting and hopefully that gave you a flavor for why we’re excited for, and we are very excited about this opportunity, and would be pleased to follow up. Our website includes a IR phone number and you’ll find out quickly that it’s David Wolf’s phone number. So, we encourage you to follow up with David and we can have a, address any questions, and even if you don’t follow up with us, we’ll likely end up reaching out to you.

So, thank you for your time and we look forward to seeing you soon.

Thank you.

Operator

This does conclude today’s program. Thank you, again, for your participation. You may disconnect at any time.

Forward-Looking Statements

The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All statements, other than statements of present or historical fact included herein, regarding Vantage Energy Acquisition Corp.’s (the “Company”) (either as currently organized or as it may be reorganized in connection with the transactions contemplated herein) proposed acquisition (the “Business Combination”) of oil and gas assets from QEP Energy Company (“QEP”), the Company’s ability to consummate the transaction, the benefits of the transaction and its future financial performance following the transaction, as well as the Company’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used herein, including any oral statements made in connection herewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company, incident to the development, production, gathering and sale of oil and gas. These risks include, but are not limited to, commodity price volatility, low prices for oil and/or gas, global economic conditions, inflation, increased operating costs, lack of availability of drilling and production equipment, supplies, services and qualified personnel, processing volumes and pipeline throughput, and certificates related to new technologies, geographical concentration of operations, environmental risks, weather risks, security risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and gas reserves and in projecting future rates of production, reductions in cash flow, lack of access to capital, the Company’s ability to satisfy future cash obligations, restrictions in existing or future debt agreements, the timing of development expenditures, managing growth and integration of acquisitions and failure to realize expected value creation from property acquisitions. Should one or more of the risks or uncertainties described herein and in any oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the Company’s expectations and projections can be found in its periodic filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2017. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Important Additional Information

In connection with the proposed Business Combination, the Company will file a proxy statement with the SEC. Additionally, the Company will file other relevant materials with the SEC in connection with its proposed acquisition of oil and gas assets from QEP. The materials to be filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED BUSINESS COMBINATION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE BUSINESS COMBINATION AND THE PARTIES TO THE BUSINESS COMBINATION.

Participants in the Solicitation

The Company and its directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of Company stockholders in connection with the proposed Business Combination. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and the proxy statement and other relevant materials filed with the SEC in connection with the Business Combination when they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company stockholders generally, will be set forth in the proxy statement relating to the Business Combination when it becomes available.